EXHIBIT 10(y)

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2004


                          SUMMARY OF CASH COMPENSATION
                             PAYABLE TO DIRECTORS OF
                              PEOPLES BANCORP INC.


         Each director of Peoples received $850 per calendar quarter and $600 per meeting attended during the 2004 fiscal year. Each director of Peoples also serving on the Compensation Committee, Executive Committee, and Governance and Nominating Committee received $100 for attending each committee meeting of less than 30 minutes duration, or $200 for attending each committee meeting of at least 30 minutes. Each director of Peoples also serving on the Audit Committee received $100 for attending each committee meeting of less than 30 minutes duration, or $400 for attending each committee meeting of at least 30 minutes. Each director of Peoples, other than Robert E. Evans and Mark F. Bradley, who also served as a director of Peoples Bank received $600 per calendar quarter and $400 for each regular monthly meeting attended during the 2004 fiscal year. Mr. Evans and Mr. Bradley received no quarterly compensation as a director of Peoples Bank and $250 for each regular monthly meeting attended. Furthermore, each director of Peoples who also served as a Peoples Bank committee member received $200 for attending each Audit Committee, Information Systems Committee and Investment Committee and $100 for attending each Executive Committee meeting during the 2004 fiscal year. In addition to fees received for service to Peoples as a director, Mr. Wolf received $150 for each meeting of the Peoples Bank Kentucky/Huntington Leadership Advisory Board he attended during the 2004 fiscal year.

         Beginning with the meetings held in January 2004, directors who travel a distance of fifty miles or more to attend a board or committee meeting of Peoples or Peoples Bank receive a $50 travel fee. A single travel fee of $50 is paid for multiple meetings occurring on the same day.